      Listing of Certain Debt Securities of Newcourt Credit Group Inc.
                        as of December 31, 1997


             Description                               Cdn. $            Cdn. $

U.S. Unsecured Senior Notes (U.S. $)
   bearing interest varying from 6.95% to 7.12%
   and maturing in years 2000 to 2005                  149,011,200
U.S. Unsecured Senior Notes (U.S. $)
   bearing interest at 8.26%
   and maturing in year 2005                           143,280,000
                                                       -----------
                                                                         292,291,200

Medium Term Notes (Cdn. $)
   bearing interest varying from 4.40% to 9.34%
   and maturing in years 1998 to 2007                  958,493,000
Debenture (Cdn. $)
   bearing interest at 7.625% and maturing June, 2001  124,802,000
Debenture (Cdn. $)
   bearing interest at 6.45% and maturing June, 2002   149,782,000
                                                       -----------
                                                                       1,233,077,000

Commercial Paper and Other Short-Term Borrowings
   U.S. Bank Facility (U.S. $)                         143,280,000
   Commercial Paper (U.S. $)                           318,977,152
                                                       -----------
                                                                         462,257,152
                                                                         -----------

                                              total                    1,987,625,352


Note: U.S. dollars are converted to Canadian dollars (where applicable) using an exchange rate of 1.4328 Cdn. $ to 1.00 U.S. $.



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